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                                       LEASE


       THIS LEASE is made and entered into this first day of November, 1998, by and between GLENN LYON DEVELOPMENT CORPORATION, a Kentucky corporation, 4828 Brownsboro Road, Louisville, Kentucky 40207, hereinafter referred to as "Lessor" or "Landlord", and THERMO VIEW INDUSTRIES, INC., a Delaware corporation, 1101 Herr Lane, Louisville, Kentucky 40222, hereinafter referred to as "Lessee" or "Tenant".

       WITNESSETH:

       1.     LEASED PREMISES

       Lessor does hereby grant, demise and lease unto Lessee and Lessee does hereby lease and Lessee does hereby lease and take from Lessor, for the term and upon the terms and conditions set forth in this Lease, the Leased Premises, being the entire office building of approximately 7,671 square feet located at 1101 Herr Lane in Louisville, Jefferson County, Kentucky.

       2.     POSSESSION

       Lessor and Lessee acknowledge that the Lessee is currently in possession of the Leased Premises and with the execution of this Lease, the Lessee accepts possession of the Leased Premises in its present "as is" condition.

       3.     ORIGINAL AND EXTENDED TERMS

              A. The "Original Term" of this Lease is and shall be for the sixty (60) months, commencing November 1, 1998 (the "Commencement Date"), and ending October 31, 2003, unless sooner terminated or extended as herein provided.

              B. Lessee shall have and is hereby granted two (2) consecutive renewal options to extend the term of this Lease for additional terms of five
(5) years each beginning on the first day after the end of the Original Term, and except for the rental, all the covenants and provisions of this Lease shall apply to such extended terms. If Lessee shall elect to exercise said options, it shall do so by giving Lessor written notice of such election not later than one hundred eighty (180) days prior to the expiration of the Original Term or extended term, as the case may be, of this Lease.

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       4.     RENTAL

              A.     BASE RENT


              From the Commencement Date the Lessee agrees to pay to Lessor a base annual rent of One Hundred Three Thousand Five Hundred Fifty-Eight Dollars and Fifty Cents ($103,558.50) in monthly installments of Eight Thousand Six Hundred Twenty-Nine Dollars and Eighty-Seven Cents ($8,629.87) in advance on or before the first day of each month. The base rent shall increase on January 1, 2000 and annually every January 1 thereafter during the term of this Lease by an amount equal to three percent (3%) of the amount of the base annual rental of the preceding year.

              B.     ADDITIONAL RENT

              (i) TAXES - Lessee shall pay Lessor an amount equal to all taxes applicable to the Leased Premises. "Taxes" shall have the meaning specified in paragraph 18.H of this Lease.

              (ii) OPERATING EXPENSES - Lessee shall pay lessor an amount equal to Lessee's pro rata share of operating expenses. The term "Operating Expenses" shall have the meaning specified in paragraph 18.I of this Lease.

              (iii) MANNER OF PAYMENT - Lessee's share of taxes and operating expenses shall be paid in the following manner:

                     1. Lessor shall reasonably estimate in advance the amounts Lessee shall owe for taxes and operating expenses for any full or partial calendar year of the term of this Lease. Lessee shall pay such estimated amounts, on a monthly basis, on or before the first day of each calendar month, together with Lessee's payment of base rent. Such estimate may be reasonably adjusted from time to time by Lessor. Lessee shall continue to pay the latest such estimated amount until such time as Lessor adjusts such estimate.

                            Beginning on the Commencement Date, the monthly amount of estimated taxes and operating expenses payable by Lessee to Lessor shall be the sum of Six Hundred Thirty-Nine Dollars and Twenty-Five Cents ($639.25).

                     2. Following the end of each calendar year, Lessor shall provide a statement prepared by Lessor (the "Statement") to Lessee showing: (a) the amount of actual taxes and operating expenses for such calendar year, with a

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                            listing of amounts for major categories of operating
                            expenses; and (b) any amount paid by Lessee towards taxes and operating expenses during such calendar year on an estimated basis.

                     3. Within thirty (30) days after receiving such statement, Lessee shall pay any difference between
                            (a) any amount Lessee paid on an estimated basis for such calendar year, and (b) Lessee's pro rata share of actual taxes and operating expenses for such calendar year.

                     4. After receiving the statement, Lessee shall commence paying estimated payments towards Lessee's pro rata share of taxes and operating expenses at a rate reasonably estimated by Lessor in the statement.

                     5. If the statement shall show that Lessee's estimated payments exceeded Lessee's pro rata share of actual taxes and operating expenses for such calendar year, Lessee shall receive a credit for the difference against payments of rent next due. If the term shall have expired and no further rent shall be due, Lessee shall receive a refund of such difference.

                     6. Unless otherwise provided herein, Lessor expressly reserves the right to reasonably change or alter, from time to time, the manner, method, or timing of the payment, and accounting practices relating to the computation of taxes and operating expenses required hereunder or any components thereof; provided, however, no changes in the foregoing shall be made without compensating adjustments to insure that Lessee does not pay more solely because of the change. In lieu of providing one such statement covering taxes and operating expenses, Lessor may provide separate statements covering, respectively, taxes and operating expenses at the same or different times. Lessor shall provide the statement (or separate statements) within one hundred twenty
                            (120) days following the end of each calendar year, or as soon thereafter as practicable, but no delay by Lessor in providing the statement (or separate statements) shall be deemed a default by Lessor nor a waiver of Lessor's right to require payment of Lessee's pro rata

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                            share of actual or estimated taxes or operating
                            expenses. In no event shall a decrease in taxes or operating expenses ever decrease the amount of base rent required to be paid hereunder.

              (iv) PRO RATION - If the term commences other than January 1 or ends other than on December 31, Lessee's obligations to pay estimated and actual amounts towards Lessee's pro rata share of taxes and operating expenses for such first and final calendar years shall be pro rated to reflect the portion of such years included in the term. Such pro ration shall be made by multiplying the total estimated (or actual, as the case may be) taxes and operating expenses for such calendar years by a fraction, the numerator of which shall be the number of days from the term during such calendar year, and the denominator of which shall be three hundred sixty-five (365). With respect to any such final year of the term ending other than on December 31, it is expressly understood and agreed that, within ninety (90) days before or after the expiration of the term, Lessor may reasonably adjust its estimate of Lessee's pro rata share of taxes and operating expenses (as pro rated for such partial calendar year), and Lessee shall pay any such additional estimated amount within thirty (30) days after written request therefor, subject to adjustment after the end of such calendar year in the manner described above.

              (v) LESSOR'S RECORDS - Lessor shall maintain adequate records respecting taxes and operating expenses and determine the same in accordance with sound accounting and management practices. Lessee shall have the right to examine such records and make copies thereof, upon reasonable prior notice during normal business hours at the place or places where such records are normally kept by Lessors by sending such notice no later than sixty (60) days following the furnishing of the statement (or if separate statements are provided with respect to taxes and operating expenses, then within sixty (60) days after furnishing each separate statement, with respect to the items contained therein). Lessee shall have the right to take exception to matters included in taxes and operating expenses, or Lessor's computation of Lessee's pro rata share of either, by sending notice specifying such exception and the reasons therefore to Lessor no later than ninety (90) days after Lessor makes such records available for examination. Such statement (or separate statements) shall be considered final and accepted by Lessee, except as to matters to which exception is taken after examination of Lessor's records in the foregoing manner and within the foregoing times. If Lessee takes exception to any matter contained in the statement (or separate statements) as provided herein, Lessor shall refer the matter to a mutually acceptable independent certified public accountant whose operations are of national scope; his certification as to the proper amount shall be final and conclusive as between Lessor and Lessee.
Lessee shall promptly pay the cost of such certification

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unless such certification determines that the statement (or any separate statement) was in error to Lessee's detriment. Pending resolution of any such exceptions in the foregoing manner, Lessee shall continue paying Lessee's pro rata share of taxes and operating expenses in the amounts determined by Lessor, subject to adjustment, until any such exceptions are resolved.

              (vi) RENT AND OTHER CHARGES - Base rent and Lessee's pro rata share of taxes and operating expenses, and any other amounts which Lessee is or becomes obligated to pay Lessor under this Lease, are sometimes herein referred to collectively as "rent", and all remedies applicable to the non-payment of rent shall be applicable thereto. Rent shall be paid to the Lessor at any place designated by Lessor, without any prior demand or notice therefore (except as expressly provided herein) and shall, in all events, be paid without any deductions, set-offs or counterclaims whatsoever, and without relief from any valuation or appraisement laws.

       5.     TITLE AND QUIET ENJOYMENT

              A. Lessor covenants that it has good title to the Leased Premises, and that Lessor has the right to lease the same.

              B. Lessor agrees that Lessee, upon paying the fixed and additional rent and performing the covenants of this Lease on its part to be performed, shall, during the term of this Lease, peaceably and quietly have, hold and enjoy the Leased Premises and all rights granted Lessee in and by this Lease.


       6.     USE OF PREMISES

       Lessee will use the Leased Premises for business office purposes only and for no other purpose whatsoever. Lessee will not use the Leased Premises or allow it to be used in any manner so as to violate any applicable laws, rules or regulations of any governmental body or in such a manner as to increase the rate of insurance on the Leased Premises.

       7.     HAZARDOUS SUBSTANCES

       Lessee covenants and agrees not to permit any "hazardous material" to be placed, held, located or disposed of upon, or released upon, under, or at the Leased Premises, or any part thereof. For purposes of this Lease, "hazardous material" means and includes any hazardous, toxic, or dangerous waste, substance, or material defined as such in, or for the purpose of, the Comprehensive Environmental Response, Compensation, and Liability Act, any so-called "super fund" or "superlien" law, or any other Federal, State, or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standards of conduct concerning any hazardous, toxic

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or dangerous waste, substance or material, as now or at any time hereafter in effect. If Lessee has knowledge of or receives any notice of (1) the happening of any event involving the use, spill, discharge, or cleaning up of any hazardous material (a "hazardous discharge") or (2) any complaint, order, citation or notice with regard to air emissions, water discharges, notice emissions, or any other environmental, health or safety matter affecting Lessee, or the Leased Premises (an "environmental complaint") from any person or entity, including, without limitation, the United States Environmental Protection Agency ("EPA"), Lessee shall give immediate notice thereof to Lessor disclosing full details of same. Lessee does and shall indemnify, defend and hold Lessor harmless from all loss, costs, claims, damage, and expense, including, but not limited to, reasonable attorney fees incurred by Lessor as a result of any hazardous material on the Leased Premises during the term of this Lease, such indemnification in favor of Lessor shall survive the expiration or termination of this Lease and shall be unlimited in duration. Provided, however, Lessee may, upon the expiration or termination of this Lease, obtain an environmental survey, by a mutually acceptable environmental engineer or engineering company, for the purpose of determining the presence of hazardous material at the Leased Premises. In the event such environmental survey verifies that hazardous material is absent from the Leased Premises, then and in that event, the indemnification provisions of this paragraph 7 shall terminate. The cost of any such environmental survey or surveys shall be the sole responsibility of the Lessee.

       8.     INDEMNIFICATION

       Lessee agrees to indemnify, defend and hold Lessor harmless from and against all liabilities, obligations, losses, damages, penalties, claims, actions, suits, costs, charges, and expenses, including reasonable attorney fees, which may be imposed upon or incurred by or asserted against Lessor or the Leased Premises in respect of any use, non-use, or condition of the Leased Premises created by Lessee or any permitted assignee or permitted subtenant of Lessee or attributable to the use or manner of use of the Leased Premises by Lessee or any permitted assignee or permitted subtenant of Lessee. In the event that any action or proceeding shall be brought against Lessor by reason of any claim referred to in this paragraph, Lessee, upon written notice from Lessor, shall, at Lessee's sole cost and expense, resist or defend the same through counsel selected by Lessee. In the event of any final judgment being rendered against the Leased Premises or Lessor, as a result thereof and all periods to appeal from any such judgment shall have expired, Lessee will promptly pay such judgment, interest, and costs prior to any levy or execution thereon. This provision shall survive the expiration or termination of the term of this Lease for a period of five (5) years.

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       9.     MAINTENANCE, REPAIR AND ALTERATIONS

       Lessee shall not make any alterations or additions to the Leased Premises without obtaining the prior written consent of the Lessor.

       Lessee, at Lessee's expense, shall keep in good order, condition and repair the Leased Premises and every part thereof, including but not limited to, al plumbing, electrical, heating and cooling equipment, ventilation equipment, interior walls, ceilings, windows, doors, plate glass and signs that are located within or adjacent to the Leased Premises during the term of the Lease.

       If Lessee fails to perform Lessee's obligations for maintenance, repairs, and general upkeep, Lessor may at Lessee's expense put the same in good order, condition and repair, and the costs thereof together with interest thereon at the rate of twelve percent (12%) per annum shall be due and payable as additional rent to Lessor together with Lessee's next rental installment.

       Lessor shall arrange and pay for the general upkeep and maintenance of all exterior common areas, including cleaning and replacement of all landscaping, grass, parking areas (including snow and ice removal and parking lot lighting costs), exterior walls, roof, gutters, storm drains, sidewalks and exterior common area plumbing equipment.

       Upon the termination of this Lease, all fixtures and all improvements of a permanent nature shall become the sole property of the Lessor.

       10.    LIENS

       Lessee agrees to forever indemnify and shall save the Lessor harmless on the account of any claim or lien of mechanics, materialmen, laborers or others in connection with any repairs, alterations, additions or changes made or required to be made by Lessee and Lessee will, if required by Lessor, furnish such waiver or waivers of liens and appropriate affidavits from the general contractor or subcontractors as Lessor may require before starting any work in connection with making such repairs, alterations, additions or changes.

       11.    UTILITIES

       Lessee agrees to pay all electricity, gas, water, drainage, sewer charges or other utilities furnished to or used in or about or assessed against the Leased Premises during the term of this Lease.

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       12.    INSURANCE

              A. Lessor shall obtain and keep in force during the term of this Lease a policy or policies of insurance covering loss or damage to the Leased Premises in the amount of the full insurable value thereof, providing protection against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, and special extended perils (all risk).

              B. Lessee shall, at Lessee's expense, obtain and keep in force during the term of this Lease a policy of comprehensive public liability insurance insuring Lessor and Lessee against any liability arising out of the ownership, use, occupancy or maintenance of the Leased Premises and all areas appurtenant thereof. Such insurance shall be in an amount not less than One Million Dollars ($1,000,000.00) for injury or death of one (1) person in any one
(1) accident or occurrence and in an amount of not less than One Million Dollars ($1,000,000.00) for injury or death of more than one (1) person in any one (1) accident or occurrence. Such insurance shall further insure Lessor and Lessee against liability for property damage of at least Five Hundred Thousand Dollars ($500,000.00). If Lessee shall fail to procure and maintain said insurance, Lessor may, but shall not be required to, procure and maintain the same but at Lessee's expense.

              C. Lessee shall at its own expense keep its personal property located on, or any improvements made by it to the Leased Premises and will cause any property of others stored in or located on said premises, to be insured with an insurance company or companies satisfactory to Lessor, licensed to do business in Kentucky, against fire and such hazards as are included within extended coverage and vandalism, in the amount equal to the full insurance value thereof.

              D. Each policy of insurance required to be maintained by Lessee under the terms of this Lease shall name Lessor as an additional insured and shall provide that the same may not be canceled or materially changed without at least thirty (30) days prior written notice to Lessor.

              E. The Lessee shall furnish to the Lessor certificates or copies of all policies of insurance required under the provisions of this Lease.

              F. Lessor and Lessee each waives all rights of subrogation against each other for all claims to the extent of insurance coverage under the terms of this Lease. Further, Lessor and Lessee will cause all policies of insurance required to be maintained under this Lease to contain waivers of subrogation.

              G. The Lessee and the Lessor shall cooperate with each other in connection with collection of any insurance monies that may be due in the event of a loss and the Lessee and Lessor shall execute and deliver to the insurance companies such proof of loss or other instruments which may be required for the purpose of obtaining a recovery of any insurance money.

       13.    ASSIGNING AND SUBLETTING

       Lessee shall not assign, mortgage, pledge, encumber or sublet this Lease or its leasehold interest in the Leased Premises without obtaining the prior written consent of the Lessor, which consent will not be unreasonably withheld.

       14.    SUBORDINATION AND ESTOPPEL CERTIFICATES

       Lessee accepts this lease subject and subordinate to all mortgages which may now or hereafter be a lien upon or affecting the land and building which are the Leased Premises. Lessee shall execute and deliver to the Lessor, within fifteen (15) days after request, an estoppel certificate addressing such matters as may be reasonably requested by an existing or prospective mortgagee or a prospective transferee of the Leased Premises. Further, Lessee shall, within fifteen (15) days after request, and provided Lessee shall not become liable, execute any instrument, release or other document, that may be required by any mortgagee or mortgagor for the purpose of subjecting and subordinating this Lease to the lien of any such mortgage or mortgages, and the failure of Lessee to execute any such instruments, releases, estoppel certificates or documents shall constitute a default hereunder.

       15.    LESSOR'S RIGHT OF ACCESS AND ENTRY

       Lessor and its representatives shall have free access to and the right to enter the Leased Premises during all reasonable hours to examine the same or to make such repairs or alterations as may be necessary for the safety and preservation of the Leased Premises, but without any obligation to make such repairs, and to exhibit the Leased Premises to third parties for the purpose of sale.

       16.    REMEDIES OF LESSOR IN EVENT OF DEFAULT BY LESSEE

       A. DEFAULT - The occurrence of any one or more of the following events shall constitute a material default and breach of this Lease by Lessee:

              (a) The vacating or abandonment of the Leased Premises by Lessee, where such abandonment continues for ten (10) days.

              (b) The failure by Lessee to make any payment of rent or other payment required to be made by Lessee hereunder, within five (5) days of written notification by Lessor.

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              (c)    The failure by Lessee to observe or perform any of the
covenants, conditions or provisions of the Lease to be observed or performed by Lessee, other than described in the paragraph (b) above, where such failure shall continue for a period of fifteen (15) days after written notice thereof from Lessor to Lessee; provided, however, that if the nature of the Lessee's default is such that more than fifteen (15) days are reasonably required for its cure, then Lessee has commenced such cure within said fifteen (15) days and thereafter diligently prosecutes such cure to completion.

              (d) (1) The making by Lessee of any general assignment, or general arrangement for the benefit of creditors; (2) the filing by or against Lessee of a petition to have Lessee adjudged a bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Lessee, the same is dismissed within sixty
(60) days); (3) the appointment of a trustee or receiver to take possession of substantially all of Lessee's assets located at the Leased Premises or of Lessee's interest in this Lease, where possession is not restored to Lessee within fifteen (15) days; or (4) the attachment, execution, or other judicial seizure of substantially all of Lessee's assets located at the Leased Premises or of Lessee's interest in this Lease.

       B. REMEDIES - In the event of any such material default or breach by Lessee, Lessor may at any time thereafter without limiting Lessor in the exercise of any right or remedy which Lessor may have by reason of such default or breach;

              (a) Terminate Lessee's right to possession of the Leased Premises by any lawful means, in which case this Lease shall terminate and Lessee shall immediately surrender possession of the Leased Premises to Lessor. In such event, Lessor shall by reason of Lessee's default be entitled to recover from Lessee all damages incurred by Lessor including, but not limited to the cost of recovering possession of the Leased Premises, expenses of reletting, including necessary repairs, reasonable attorney's fees, and rents lost. Upon Lessor's reletting the Leased Premises, Lessee shall become and thereafter be liable and indebted to Lessor for, and upon demand shall promptly pay to Lessor, the differences between the amount of the rent and additional rent herein specified and the amount of rent and additional rent which shall be collected and received from the Leased Premises for each month during the residue of the then current term of this Lease. Unpaid installments of rent and other sums due Lessor shall bear interest from the date due at the rate of twelve percent (12%) per annum.

              (b) The rights provided for in this paragraph are cumulative to and not restrictive of any other and further rights provided by law; and no delay or failure by Lessor to exercise any right herein or by law provided, or to insist upon strict compliance by Lessee with the terms and provisions hereof, shall constitute a waiver of Lessor's right thereafter to exercise and avail itself of said right or thereafter to demand strict compliance by Lessee with the terms and provisions hereof.

       17.    DAMAGE AND DESTRUCTION

       In the event of the total destruction of the building which comprises a portion of the Leased Premises, this Lese shall automatically terminate.

       If the building is partially damaged during the term of this Lease, the rents payable hereunder shall be abated in proportion to which Lessee's use is impaired. In such event and within sixty (60) days from the date of such partial damage, Lessor shall commence to restore the Leased Premises and thereafter diligently complete such restoration. Such repairs shall substantially restore the condition of the Leased Premises prior to the casualty, except for modifications required by zoning and building codes and other laws, and except that Lessor shall not be required to repair or replace any of Lessee's personal property, fixtures or improvements. Lessor shall not be liable for any inconvenience or annoyance to Lessee, or injury to Lessee's business resulting in any way from such damage or repair thereof, except Lessor shall allow Lessee a proportionate abatement of rent during the time and to the extent the Leased Premises are unfit for occupancy, and not occupied by Lessee as a result of such damages. Provided, however, the obligation of Lessor to repair and restore the Leased Premises, shall not apply in the event the damage or destruction to the Leased Premises is not covered by Lessor's insurance policies under the insurance coverage maintained by Lessor under this Lease.

       18.    GENERAL PROVISIONS AND DEFINITIONS

              A.     LESSOR'S LIABILITY

                     The term "Lessor" as used herein shall mean only the owner or owners at the time in question of the Lessee's interest in this Lease. Lessor herein named (and in case of any subsequent transfers the then grantor) upon transfer of title of said Leased Premises, shall be relieved from all obligations as Lessor thereafter.

              B.     SEVERABILITY

                     The invalidity of any provision of this Lease as determined by a court of competent jurisdiction shall in no way affect the validity of any other provision hereof.

              C.     INTEREST ON PAST DUE OBLIGATIONS

                     Interest on any amount due Lessor which is in arrears shall bear interest at the rate of twelve percent (12%)

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per annum.  Payment of such interest shall not excuse or cure any default by
Lessee under this Lease.

              D.     BINDING EFFECT

                     Subject to any restrictions of assignment or subletting by Lessee, this Lease shall bind the parties, their personal representatives, successors and assigns. This Lease shall be governed by the laws of the Commonwealth of Kentucky.

              E.     ATTORNEY'S FEES

                     If Lessor or Lessee brings action to enforce the terms herein or declare rights hereunder, and prevails, it shall be entitled to recover its reasonable attorney's fees to be paid by the losing party.

              F.     SIGNS

                     Subject to Lessor's requirements, Lessee shall, at its own costs and expense, install an identification sign that has first been approved by Lessor in writing at a place or places designated by Lessor. Lessee shall continuously maintain any such sign in good condition and repair. Other than such permitted signs, Lessee shall not place or install or suffer to be placed or installed any advertising medium, flag, banner, or the like upon or outside the Leased Premises. Lessor shall have the right, without liability and with or without notice to Lessee, to remove any items installed by Lessee in violation of this paragraph and to charge Lessee for the reasonable cost of such removal and/or any repairs necessitated thereby.

              G.     LEASE MEMORANDUM

              At the request of the Lessor, Lessee shall execute a Memorandum of Lease or short form lease in recordable form.

              H.     TAXES

              "Taxes" shall mean all federal, state, county, or local governmental or municipal taxes, fees, charges, or other impositions of every kind and nature, whether general, special, ordinary, or extraordinary, including without limitation, real estate taxes, general and special assessments, sewer and water rents, rates and charges, transit taxes, taxes based upon the receipt of rent, including gross receipts or sales taxes applicable to the receipt of rent, personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, systems and equipment, appurtenances, furniture, and other personal property used in connection with the Leased Premises which Lessor shall pay during any calendar year, any portion of which occurs during the term of this Lease (without regard to any different fiscal year used by such government or municipal authority) because of or in connection with the ownership, leasing, and operation of the Leased Premises. Notwithstanding the foregoing, there shall be excluded from taxes all excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal, state, and local income taxes, and other taxes to the extent applicable to Lessor's general or net income (as opposed to rents, receipts, or income attributable to operations at the Leased
Premises). Any expenses incurred by Lessor in attempting to protest, reduce, or minimize taxes shall be included in taxes in the calendar year such expenses are paid. If taxes for any period shall be increased after payment thereof by Lessor, for any reason including, without limitation, error or reassessment by applicable governmental or municipal authorities. Lessee shall pay Lessor, upon demand, Lessee's pro rata share of such increased taxes. Lessor shall pay all taxes in a timely manner so as to benefit from any discount which is available for early payment.

              I.     OPERATING EXPENSES

                     "Operating Expenses" shall mean all expenses, costs, and amounts (other than taxes) of every kind and nature which Lessor shall pay during any calendar year, any portion of which occurs during the term of the Lease, because of or in connection with the ownership, management, repair, replacement, restoration, and operation of the Leased Premises, including, without limitation, any amounts paid for the following items:

                     (1) Utilities for the Leased Premises, including, but not limited to, electricity, power, gas, steam, oil or other fuel, water, sewer, lighting, heating, air conditioning and ventilating;

                     (2) Permits, licenses, and certificates necessary to operate, manage, and lease the Leased Premises;

                     (3) Insurance applicable to the Leased Premises, not limited to the amount of coverage Lessor is required to provide under this Lease;

                     (4) Supplies, tools, equipment, and materials used in the operation, repair and maintenance of the Leased Property;

                     (5) Accounting, legal, and professional services (including inspection and consultation);

                     (6) Any equipment rental agreements or management agreements (including the cost of any customary management fee and the fair rental value of any office space provided thereunder), provided such is reasonable and customary in the City of Louisville, Kentucky;

                     (7) Wages, salaries, and other compensation and benefits of all persons engaged in the operation, maintenance, or security of the Leased Premises, and employer's social security taxes, unemployment taxes, or insurance, and any other taxes which may be levied on such wages, salaries, compensation, and benefits; and

                     (8) Operation, repair, maintenance, and replacement of all systems and equipment and components thereof, janitorial service, alarm and security service, window cleaning, trash removal, cleaning of walks, parking facilities, and building walls, removal of ice and snow, replacement of wall and floor coverings, ceiling tiles and fixtures in common or public areas or facilities, maintenance and replacement of shrubs, trees, grass, sod and other landscaped items, irrigation systems, drainage facilities, fences, curbs, and walkways, repaving and restriping parking facilities, repairs to roof and reroofing.

       19.    NON-WAIVER

       No delay or omission by either party hereto to exercise any right or power accruing upon any non-compliance or default by the other party with respect to any of the terms hereof shall impair any such right or power or to be construed to be a waiver thereof. Every such right and power may be exercised at any time during the continuance of such default. It is further agreed that a waiver by either of the parties hereto of any of the covenants and agreements hereof to be performed by the other shall not be construed to be a waiver of any succeeding breach thereof or of any other agreements or covenants herein contained.

       20.    ENTIRE AGREEMENT

       This Lease contains the entire agreement of the parties and no representations, inducements, promises or agreements, oral or otherwise, not embodied in this Lease shall be of any force and effect.

       21.    GOVERNING LAW

       This Lease has been executed and delivered in the State of Kentucky and all the terms and provisions hereof and the rights and obligations of the parties hereto shall be construed and enforced in accordance with the laws thereof.

       22.    PARAGRAPH HEADINGS

       The paragraph headings in this Lease are for convenience only and are not a part of this Lease and do not in any way limit or amplify the terms and provisions hereof and in no way shall be held to explain, modify or aid in the interpretation, construction or meaning of the provisions of this Lease.

       23.    SURRENDER OF POSSESSION AND HOLDING OVER

       Lessee will surrender possession of the Leased Premises to Lessor at the expiration of or upon any prior termination of this Lease in a broom-clean condition and the exterior area surrounding the Leased Premises free of all trash and debris. Failure by Lessee to so surrender said premises and any holding over by Lessee shall not operate, except by express mutual agreement between the parties hereto, to extend or renew this lease, and in the absence of such agreement, either party may thereafter terminate such occupancy at the end of any calendar month by first giving to the other party at least thirty (30) days notice of its intention to do so.

       24.    EMINENT DOMAIN

       If the whole or any part of the Leased Premises shall be taken by power of eminent domain or condemned by any competent authority for any public or quasi-public use or purpose, or if any adjacent property or street shall be so taken, condemned, reconfigured, or vacated by such authority in such manner as to require the use, reconstruction, or remodeling of any part of the Leased Premises, or if Lessor shall grant a deed or other instrument in lieu of such taking by eminent domain or condemnation, Lessor shall have the option to terminate this Lease on thirty (30) days' notice. Lessor shall be entitled to receive the entire award or payment in connection therewith without any payment to Lessee and Lessee hereby irrevocably assigns to Lessor its interest in such award or payment, except that Lessee shall have the right to file any separate claim available to Lessee for any taking of Lessee's personal property and fixtures belonging to Lessee and removable by Lessee upon expiration of the term, and for moving expenses (so long as such claim does not diminish the award available to Lessor, and such claim is payable separately to Lessee). All rent shall be apportioned as of the date of such termination, or the date of such taking, whichever shall first occur. If any part of the Leased Premises shall be taken and this Lease shall not be so terminated, the rent shall be proportionately abated.

       If less than the whole or substantially the whole of the Leased Premises be condemned or taken, and in the reasonable exercise of Lessee's business judgment, the area of the Leased Premises remaining after the condemnation is insufficient for Lessee to conduct its business in an efficient businesslike manner, Lessee may, at its option, terminate this Lease as of the date of the taking of possession for such use or purpose by notifying Lessor in writing of such termination.

       25.    NOTICE PROVISIONS

       Notices shall be deemed property delivered if sent by United States mail, certified with return receipt requested. Such notices shall be sent to Lessor at 4828 Brownsboro Road,

Louisville, Kentucky 40207, and to Lessee at 1101 Herr Lane, Louisville, Kentucky 40222, or to such other addresses as requested by the parties hereto having given proper prior notice.

       IN WITNESS WHEREOF, the Lessor and Lessee have executed this Lease effective as of the day and year first above written, but actually on the dates indicated below.

                                   LESSOR:
                                   GLENN LYON DEVELOPMENT CORPORATION

                                   By:  /s/ Richard Eilers
                                      ---------------------------------------
                                   Title:        President
                                         ------------------------------------

                                   LESSEE:
                                   THERMO VIEW INDUSTRIES, INC.

                                   By:  /s/ Nelson E. Clemmens
                                      ---------------------------------------
                                   Title:        President
                                         ------------------------------------

       SUBSCRIBED AND SWORN TO before me by ________________________ as _____________________ of Glenn Lyon Development Corporation on this 6th day of July, 1999.

       My commission expires:      6-16-2003.

                                     /s/ Sue Flesk
                                   ------------------------------------------
                                   Notary Public - State at Large - KY

       SUBSCRIBED AND SWORN TO before me by Nelson E. Clemmens as President of Thermo View Industries, Inc. on this 16th day of June, 1999.

       My commission expires:      September 11, 1999.

                                     /s/ Charlton C. Hundley
                                   ------------------------------------------
                                   Notary Public - State at Large - KY